UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 19, 2022

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road, Eden Prairie, Minnesota		55344
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 18, 2022, SANUWAVE Health, Inc. (the “Company”) commenced the solicitation of written consents (the “Consent Solicitation”) from its stockholders with respect to the following proposals, which were approved on December 20, 2022:

Proposal 1. To approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 (the “Common Stock”), at a reverse stock split ratio ranging from any whole number between 1-for-50 and 1-for-100, subject to and as determined by the Board of Directors.

Votes For	Votes Against	Abstain	Broker Non-Votes
306,476,740	11,981,209	958,156	0

Proposal 2. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 800,000,000 to 2,500,000,000.

Votes For	Votes Against	Abstain	Broker Non-Votes
294,922,676	23,364,904	1,128,525	0

Both proposals, which are described in more detail in the Company’s definitive proxy statement for the Consent Solicitation filed with the Securities and Exchange Commission on November 18, 2022 (the “Proxy Statement”), received the affirmative requisite vote of the stockholders of the Company.  The Consent Solicitation automatically terminated on December 20, 2022 in accordance with its terms, which are more fully described in the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022	SANUWAVE HEALTH, INC.

By: /s/ Toni Rinow
Toni Rinow
Chief Financial Officer